Exhibit 10-hhh

AT&T CORP.
SENIOR MANAGEMENT
UNIVERSAL LIFE INSURANCE PROGRAM

Effective October 1, 1999

Purpose

The purpose of the AT&T Corp. Senior Management Universal Life Insurance Program is to provide  life  insurance  benefits to certain  executives  who  contribute materially to the continued  growth,  development,  and future  business of AT&T Corp.

Section  1.
Definitions

The following words and phrases,  as used in this Plan,  shall have the meanings set forth below unless a clearly different meaning is required by the context in which the word or phrase is used.

1.0      Administrator.  "Administrator"  means the Executive  Vice  President - Human  Resources  of the Company (or any  successor  to such  position) having  responsibility for personnel  matters,  or his or her designee.  The Administrator shall manage and administer the Program in accordance with its terms and conditions.

1.1      Assignee. "Assignee" means the person, trust, entity or organization to whom or to which a Policyholder  makes an irrevocable  assignment on or after October 1, 1999, of all his or her rights, title, interest, and incidents  of  ownership,  both  present and future,  to the  Insurance Policy  and any  other  assignable  rights  to the  benefits  under the Program.

1.2      Beneficiary.   "Beneficiary" means the person, trust, entity, organization or the estate of a  Policy holder  designated  pursuant to Section  5.4 that is  entitled to receive  benefits  from an  Insurance Policy upon the death of a Participant.

1.3      Benefit Amount. "Benefit Amount" means the amount of the life insurance benefit under the Insurance Policy for which premiums are payable by the Company under the Program.  The "Benefit Amount" for a Participant shall be determined in accordance with Section 5.2.

1.4      Board.  "Board" means the Board of Directors of the Company.

1.5      Company.  "Company" means AT&T Corp., a New York corporation, and any successors to such entity.

1.6      Eligible Executive.  "Eligible  Executive"  means either (a) an active employee of an Employer  who, on September  30, 1999,  is covered as an insured under one or more life insurance policies that are subject to a collateral  assignment  agreement with the Company under one or both of the Prior Programs; or (b) any other regular, full-time employee of the Company  who, on or after  October 1, 1999,  is  classified  as a U.S. salary-based senior manager of the Company (or equivalent salary grade, as determined by the Company in accordance with its payroll  practices) and is determined by the Administrator,  in his or her sole discretion, to be eligible for participation in the Program.

1.7      Employer.  "Employer" means the Company and certain of its subsidiaries and affiliates, as determined by the Company in its sole discretion.

1.8      ERISA.  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.9      Insurance Policy.  "Insurance Policy" means one or more life insurance contracts issued by the Insurer on the life of an Eligible Executive.

1.10     Insurer.  "Insurer" means the insurance company or companies to which the Company shall apply for insurance on an Eligible Executive's life, and which issues an Insurance Policy.

1.11     Normal Termination Date. "Normal Termination Date" means the latest of (a) the date a Participant is eligible for retirement-related benefits from  the Company as described in Section 2.2; (b) the date a Participant attains age 65; (c) the date as of which a Participant has been covered for a combined  total of at least 15 years under the Prior Programs  and the Program (for an Eligible  Executive  who had coverage under both of the Prior Programs, this 15-year period of coverage shall be measured beginning from  the later of his or her coverage commencement  dates under the respective  Prior  Programs);  or (d) the date the Insurance Policy has sufficient  cash value, as determined by the Company in its sole discretion, to provide life insurance coverage for the Participant's remaining life expectancy.

1.12     Participant.   "Participant" means an Eligible Executive who has satisfied all of the eligibility and enrollment conditions in Section 2.0 and with respect to whom an Insurance Policy has been procured pursuant to Section 3.0 through Section 3.3.  For purposes of this Section 1.12, "Participant" shall include (a) a Participant who subsequently becomes disabled and satisfies the requirements of Section 2.1; and (b) a Participant who retires from active employment with the Company and is then eligible for retirement-related benefits as described in Section 2.2.

1.13     Policyholder.   "Policyholder" means the person, trust, entity or organization determined in accordance with Section 4.0 to be the owner of the Insurance Policy on an Eligible Executive's life.

1.14     Prior Programs. "Prior Programs" means the AT&T Senior Management Basic Life Insurance Program and the AT&T Senior Management Individual Life Insurance Program as in effect on September 30, 1999.  The Prior Programs shall be terminated effective as of September 30, 1999, and replaced by the Program.

1.15     Program.  "Program" means the AT&T Corp. Senior Management Universal Life Insurance Program, which shall be evidenced by this plan document, as amended from time to time.

Section 2.
Eligibility and Participation

2.0      Eligibility Conditions.  Upon becoming an Eligible Executive, an individual may become a Participant by:

         (a)      Completing, executing, and returning all of the enrollment applications and other documents required under the Program in the form approved by the Administrator;

         (b)      Cooperating with the Company in obtaining the Insurance Policy on his or her life as required by Sections 3.0 and 3.1; and

         (c)      Complying with such further conditions as may be established by the Administrator from time to time.

         Subject to the provisions of Sections 2.1, 2.2, 3.3 and 4.1, an Eligible Executive shall be eligible to continue to participate in the Program until the occurrence of any event described in Section 6.0 that causes the termination of his or her participation in the Program.

2.1      Disability Prior to Normal Termination Date. In the event that (a) a Participant  becomes  disabled (as determined under the AT&T Long Term Disability Plan for Management Employees),  and (b) the Participant continues to be disabled until his or her Normal Termination Date (without regard to whether the Participant continues to  receive payments  under  the AT&T Long Term Disability Plan for Management Employees through  such date),  the  Participant shall be eligible to continue  to  participate in the  Program until his or her  Normal Termination  Date.  If, for any reason, the Participant ceases to be disabled (as  determined  under  the  terms of the AT&T Long Term Disability Plan for Management Employees) prior to reaching his or her Normal Termination Date and the  Participant  does not resume  active employment with the Employer, the  Participant's  participation in the Program shall  terminate as of the date of cessation of such disability status.

2.2      Retirement Prior to Normal Termination Date.  In the event  that a Participant  (a)  terminates  employment  prior  to his  or her  Normal Termination Date, and (b) is eligible for  retirement-related  benefits from the  Company,  the  Participant  shall be  eligible to continue to participate  in the Program until his or her Normal  Termination  Date.  Notwithstanding the foregoing, the Participant's participation in the Program may cease prior to his or her Normal  Termination Date upon the occurrence of another  event  described in Section 6.0. For purposes of this Program, a Participant shall be  considered   eligible  for  retirement-related  benefits if he or she has satisfied the eligibility conditions  for receipt of  postretirement  medical  benefits under the AT&T Medical Expense Plan for Retired Employees, as then in effect.

2.3      Recommencement of Participation.  Once a Participant's participation in the Program has  terminated  as provided in Section 6.0 (other than due to the  occurrence  of an event  described in Sections  6.0(a),  (b) or (c)), he or she may  recommence  participation  in the Program if he or she (a) is an  Eligible  Executive  at the  time  participation  is to recommence;   and  (b)   satisfies   any  and  all   requirements for recommencement of participation established by the Administrator in his or her sole discretion.

Section  3.
Procurement of Insurance Policy

3.0      Insurance  Application  Requirements.  The  Company  shall apply to the Insurer for an Insurance Policy on the life of each Eligible  Executive in an amount  determined by the Company to be sufficient to provide the applicable Benefit Amount for the Eligible Executive.

3.1      Cooperation  Requirement for Eligible Executive.  An Eligible Executive shall reasonably cooperate with the Company in its efforts to apply for and obtain the Insurance Policy on his or her life by:

         (a)      Furnishing such information as the Insurer may require for completion of the insurance application and related forms and documents;

         (b)      Taking such physical examinations and supplying medical history as may be requested by the Insurer;

         (c)      Signing the application for the Insurance Policy as the insured; and

         (d)      Doing any other act to comply with the underwriting and policy issuance requirements which may reasonably be requested by the Insurer or the Administrator.

3.2      Cooperation   Requirement for Policyholder.   A Policyholder shall reasonably cooperate with the Company in its efforts to apply for and obtain the Insurance Policy on the life of an Eligible Executive by:

         (a)      Furnishing such information  as the  Insurer may require for  completion of the insurance  application and related forms and documents;

         (b)      Signing the application for the Insurance Policy as the proposed policy owner; and

         (c)      Doing any other act to comply with the underwriting and policy issuance requirements which may reasonably be requested by the Insurer or the Administrator.

3.3      Consequences of Failure to Cooperate.  The Company shall have no obligation to the Eligible Executive, the Policyholder or the Policyholder's Beneficiary under the Program and the Eligible Executive's participation in the Program shall become null, void and of no force or effect if:

         (a)      The Administrator,  in his or her sole discretion,  determines that  an  Eligible  Executive  or  the  Policyholder  has  not adequately   cooperated   in  the  process  of  procuring  the Insurance Policy on the Eligible  Executive's life as required by Section 3.1 and Section 3.2, respectively; or

         (b)      The Company is, for any reason,  unable to obtain insurance in the  specified  amount  on an  Eligible  Executive's  life  at standard rates or rates otherwise acceptable to the Company.

Section  4.
Incidents of Ownership

4.0      Policy  Ownership.  The Insurance  Policy shall, at all times, be owned solely and  absolutely by the  Policyholder,  except in the event of an assignment  to an Assignee as provided  for in Section 4.2. The person, trust,  entity  or  organization  that  will be the  Policyholder  with respect to a Participant shall be determined as follows:

         (a)      Eligible  Executive Who  Participated  in Prior  Programs with Single Policy Owner.  If on September 30, 1999 (i) an Eligible Executive  was  covered as an  insured  under one or more life insurance policies that are subject to a collateral assignment with the Company under one or both of the Prior Programs,  and (ii) all such life  insurance  policies were owned by a single policy owner (or  assignee),  such policy owner (or  assignee) shall  be the  Eligible  Executive's  Policyholder  under  the Program.

         (b)      Eligible  Executive Who  Participated  in Prior  Programs with Multiple  Policy  Owners.  If on  September  30,  1999  (i) an Eligible Executive was covered as an insured under one or more life  insurance  policies  that are  subject  to a  collateral assignment agreement with the Company under one or both of the Prior Programs, and (ii) all such life insurance policies were owned by two or more different  policy owners (or  assignees), the Eligible Executive's  Policyholder under the Program shall be the person,  trust, entity or organization that all of such policy owners or assignees  (excluding the Eligible  Executive if he or  she is one of the  policy  owners)  agree  upon  and designate  as the  Policyholder  with  respect to the Eligible Executive.  If, for any reason, an agreement among such policy owners  (or  assignees)  cannot be reached by October 1, 1999, and/or no  designation  of  Policyholder  is  received  by the Administrator by October 1, 1999, the Eligible Executive shall be the Policyholder  unless the  Administrator,  in his or her sole  discretion,  determines  that one or more other persons,  trusts,  entities or organizations  should be the Policyholder with  respect  to  the   Insurance   Policy  on  the  Eligible Executive's life.

         (c)      Eligible  Executive  Who  Did  Not  Participate  in the  Prior Programs.  If on September 30, 1999, an Eligible Executive was not  covered  as an insured  under one or more life  insurance policies issued under one or both of the Prior  Programs,  the Eligible  Executive's  Policyholder under the Program shall be the person (including the Eligible  Executive),  trust, entity or organization that the Eligible  Executive  designates to be his or her  Policyholder in the Eligible  Executive's  written enrollment  application for participation in the Program.  If, for any reason, an Eligible  Executive who did not participate in either of the Prior Programs on September 30, 1999 fails to designate  a  Policyholder  under the  Program,  the  Eligible Executive  shall  be  the  Policyholder  with  respect  to the Insurance Policy on his or her life.

4.1      Rights of Policyholder  and Company.  Prior to a  Participant's  Normal Termination Date, the Policyholder or his or her Assignee shall control all  incidents  of  ownership  with  respect  to the  Insurance  Policy including all policy cash values and death benefits under the Insurance Policy  on  the  Participant's   life.   However,   in  the  event  the Policyholder  or his or her Assignee  surrenders the Insurance  Policy, withdraws  any cash value from the  Insurance  Policy or obtains a loan from the  Insurance  Policy,  the  Participant's  participation  in the Program shall  immediately  cease and the Company will not be obligated to continue to make any further premium payments as provided by Section 5.1 for the Insurance Policy.

4.2      Assignment of Insurance  Policy by Policyholder.  A Policyholder  shall have the right, at any time, to absolutely and  irrevocably  assign his or her rights,  title,  interest,  and incidents of ownership in and to the Insurance Policy and any other assignable  rights to benefits under this  Program  to  any  person,  trust,  entity  or  organization.  Any assignment  shall be subject to the  consent of the  Insurer.  Any such assignment shall be on a form approved by the Insurer. No assignment by a Policyholder  shall be effective until acknowledged in writing by the Insurer. A copy of the written  acknowledgment shall be returned to the Policyholder  and the  Assignee.  Once the  assignment of the Insurance Policy has been  acknowledged by the Insurer,  the  Policyholder  shall have no further rights, title, interest or incidents of ownership, both present and future,  in or under the  Insurance  Policy or to any other rights to benefits under the Program covered by the assignment, and the Assignee  shall have all such assigned  rights,  title,  interest, and incidents of  ownership,  both present and future,  under the Insurance Policy and the Program.

4.3      Beneficiary  Elections and Settlement Options. A Policyholder or his or her Assignee, if any, may exercise (a) the right to designate or change  the Beneficiary of life insurance  proceeds under the Insurance  Policy  pursuant to Section 5.4;  and (b) the right to elect any optional  mode of  settlement  with  respect  to such life  insurance  proceeds.  Upon request of a Policyholder  or  his  or  her  Assignee,  if  any,  the applicable  form for any  designation  or change of  Beneficiary or any election  of  an  optional  mode  of  settlement  shall  be  sent  to a Policyholder, an Assignee or a Beneficiary, as appropriate.

4.4      No Ownership Interest by the Company. No provision in the Program shall be construed or  interpreted  to permit or provide the Company with any rights,  title,  interest or  incidents of  ownership, both present or future, to the Insurance Policy.

Section  5.
Payment of Benefits

5.0      Source of Benefits. The sole benefit under the Program to a Participant shall  be the  premium  payments  made by the  Company  to the  Insurer pursuant to Section 5.1 to maintain the Insurance  Policy on his or her life  and  the  tax   adjustment   made  pursuant  to  Section  5.3.  A Beneficiary's  sole source of benefits  under the Program  shall be the Insurance Policy under which the Policyholder,  or his or her Assignee, designates  a  Beneficiary  to  receive   benefits   payable  upon  the Participant's death.

5.1      Payment of Insurance Premiums.  When the Company submits an application for the Insurance Policy on the life of an Eligible  Executive,  or as soon  thereafter  as is required by the Insurer,  the Company shall pay the initial premium on the Insurance Policy to the Insurer. Thereafter, the  Company  shall  annually  (or more  frequently  as required by the Insurer)  pay the  premiums  determined  to be due under the  Insurance Policy.  While the Eligible  Executive is a Participant,  the amount of the premiums paid by the Company shall be sufficient,  as determined by the Company in its sole discretion, to maintain life insurance coverage on the  life  of the  Participant  equal  to the  Benefit  Amount.  The Company's  obligation to make premium  payments on the Insurance Policy covering the life of a Participant  shall cease upon the termination of the Participant's participation, as provided for in Section 6.0.

5.2      Benefit Amount.

        (a)       The  Benefit  Amount  under  the  Program  with  respect  to a Participant  who is  actively  employed  by an Employer at any time on or  after  October  1,  1999  shall be  determined  as follows:

                  (i)      Prior to Age 65: The Benefit Amount for a Participant prior to age 65 shall be equal to 250  percent of the Participant's annual base salary (determined based on the  Employer's  records) paid to the  Participant by the  Employer,  rounded  up to the next  $1,000.  Any salary  increase  will be  reflected  in the  Benefit Amount as soon as administratively  practicable after the salary increase becomes effective.

                  (ii)     Age  65  and  Older:   The   Benefit   Amount  for  a Participant  age 65 or  older  will be  equal  to the Participant's Benefit Amount at age 64.

         (b)      Any Participant who is eligible for continued participation in the Program  pursuant to the  provisions of either Section 2.1 or  Section  2.2 due to  retirement  or  disability  prior  to attainment of his of her Normal  Termination  Date will have a Benefit Amount as described  under Section  5.2(a)(i) and (ii) above,  whichever is applicable,  throughout the Participant's period of continued  participation  in the Program  (under the terms of Section 2.1 or Section 2.2, as applicable); provided, however,  that for purposes of determining such  Participant's Benefit  Amount,   the  Participant's   "annual  base  salary" referred to in Section  5.2(a)(i)  shall be the  Participant's final  "annual  base  salary"  on  the  date  of  his  or  her retirement or disability.

5.3      Tax Adjustment. The Company shall make a tax adjustment with respect to each premium payment made to the Insurer pursuant to Section 5.1 on the Insurance  Policy  covering the life of a  Participant.  The amount and frequency of each tax  adjustment,  as determined by the Company in its sole  discretion,  is intended to be  sufficient to cover the estimated amount of federal  income taxes and FICA taxes that will be incurred by the  Participant  on the  sum of  the  premium  payment  plus  the  tax adjustment itself. Each tax adjustment shall be equal to the sum of two amounts that are described below and referred to herein respectively as the "tax withholding portion" and the "excess portion":

         (a)      Tax Withholding Portion of Tax Adjustment: The tax withholding portion of each tax adjustment  shall be equal to the combined total amount of federal  income taxes and FICA taxes  required to be withheld  with respect to (i) each premium  payment made by the Company; and (ii) each corresponding tax adjustment.

         (b)      Excess Portion of Tax  Adjustment:  The excess portion of each tax   adjustment   shall  be  equal  to  the   applicable  tax adjustment,  reduced by the related tax withholding portion of such tax  adjustment  determined  under  Section  5.3(a)  with  respect to the premium payment and the related tax adjustment.

         The  tax  withholding  portion  of  each  tax  adjustment  payment,  as described  in  Section  5.3(a)  (above),  shall be paid by the  Company directly to the applicable federal tax authorities.  The excess portion of each tax adjustment payment, as described in Section 5.3(b) (above), shall be paid in cash to the  Participant  (or if he or she is not then living,  to his or her estate).  The  Company's  obligation to make tax  adjustment  payments with respect to a Participant shall cease upon the termination of the Participant's  participation in the Program pursuant to the provisions of Section 6.0.

5.4      Beneficiary  Designations.  A Policyholder  or, if the Policyholder has  assigned the Insurance Policy pursuant to Section 4.2, the Assignee may designate a Beneficiary  to receive life  insurance  proceeds under the Insurance  Policy upon the death of the  Participant,  or may change an existing  designation  of the  Beneficiary  to receive  such  insurance proceeds.  Any  designation  of Beneficiary or change in the designated Beneficiary  shall be  accomplished  in accordance  with the applicable terms of the Insurance Policy using forms approved by the Insurer.  If, for any reason,  no valid  Beneficiary  designation is on file with the Insurer  at the time of the  Participant's  death,  the life  insurance proceeds payable under the Insurance Policy shall be paid in accordance with the terms of the Insurance Policy.

5.5      No Company or  Employer  Obligation.  Neither the Company nor any other Employer  shall  have any  obligation  of any  nature  whatsoever  to a Policyholder  or his or her Assignee or Beneficiary  under this Program if  the  circumstances  of  the  Participant's  death,  the  terms  and conditions of this Program,  or any other reason,  precludes payment of life  insurance  proceeds  or any other  benefits  under the  Insurance Policy or Program.

5.6      No Affect on Other Company Benefits:  No portion of any premium payment on any Insurance Policy or any tax adjustment payment made with respect to a  Participant  as provided  in this  Section 5 shall be included or otherwise taken into  consideration as pay,  compensation or income for purposes  of any other  "employee  welfare  benefit  plan"  (within the meaning of Section 3(1) of ERISA),  any "employee pension benefit plan" (within  the  meaning  of  Section   3(2)  of  ERISA),   or  any  other compensation  or benefit plan,  program or  arrangement of any Employer covering the Participant  unless  expressly  provided for in such plan, program or arrangement.

Section  6.
Termination of Participation

6.0      Events  that  Cause  Termination  of  Participation.   A  Participant's participation  in the Program shall  terminate when the first of any of the following events occurs:

         (a)      The death of the Participant;

         (b)      The Participant attains his or her Normal Termination Date;

         (c)      The Board (or its delegate) terminates the Program pursuant to Section 8.1;

         (d)      The  termination  of the  Participant's  employment  with  the Company,  for any reason  (other  than  death,  disability  as described in Section 2.1 or retirement with retirement-related benefits as  described  in Section  2.2),  prior to his or her Normal  Termination  Date (unless  otherwise  agreed to by the Company in writing);

         (e)      Cessation of the Participant's  disability prior to his or her Normal  Termination  Date  under  circumstances  described  in Section  2.1,  when  the   Participant   does  not  recommence employment with the Employer;

         (f)      Voluntary  termination of the  Participant's  participation in the Program initiated by the Participant giving written notice to the  Administrator  prior to his or her Normal  Termination  Date;

         (g)      The Policyholder or his or her Assignee,  if any, takes any of the  actions described  in  Section  4.1  (e.g., loans or withdrawals)  that  cause  termination  of  the Participant's participation in the Program;

         (h)      Demotion  of  the  Participant  to  a  position  that  is  not classified  or  otherwise  treated  by the  Company as being a senior manager-level position (or equivalent salary grade), as determined by the Administrator; or

         (i)      The   Participant   is  determined   by  the  Executive   Vice President-Human  Resources of the Company,  in his or her sole discretion,  to have engaged in any competitive  activity that violates the provisions of the AT&T Non-Competition Guideline, as  amended  from time to time,  or any other  non-competition commitment of the Participant to any Employer.

         Termination of a  Participant's  participation  in the Program upon the occurrence  of any of the events  described  in this  Section 6.0 shall have the consequences  described in Sections 6.1, 6.2 or 6.3, whichever is applicable.

6.1      Death of Participant Prior to Normal Termination Date. If a Participant continues to participate in the Program until his or her  participation terminates  due to death  (as  provided  in  Section  6.0(a))  prior to attainment of his or her Normal  Termination Date, then effective as of the date of death:

         (a)      The  Company  shall  have no  further  obligation  to make any premium  payments with respect to the Insurance  Policy on the Participant's life pursuant to Section 5.1.

         (b)      The  Policyholder's  Beneficiary  shall be entitled to receive the life  insurance  benefit  payable by the Insurer under the Insurance Policy,  subject to any binding  settlement  options elected by the Policyholder prior to the Participant's death.

         (c)      The  restrictions  in  Section  4.1  on  the  Policyholder  or Assignee  pertaining  to the exercise of certain  incidents of ownership of the Insurance  Policy on the  Participant's  life (e.g., loans and withdrawals) shall no longer apply.

6.2      Attainment of Normal  Termination  Date. If a Participant  continues to participate in the Program until his or her participation terminates by reason of his or her  attainment  of the  Normal  Termination  Date (as provided  in  Section  6.0(b)),  then  effective  as  of  the  date of termination of participation:

         (a)      The  Company  shall  have no  further  obligation  to make any premium  payments with respect to the Insurance  Policy on the Participant's life pursuant to Section 5.1.

         (b)      The  Insurance  Policy will have  sufficient  cash  value,  as determined using reasonable  actuarial  assumptions  chosen by the Company in its sole discretion,  to provide life insurance coverage   throughout   the   Participant's   remaining   life expectancy.

         (c)      The  restrictions  in  Section  4.1  on  the  Policyholder  or Assignee  pertaining  to the exercise of certain  incidents of ownership of the Insurance  Policy on the  Participant's  life  (e.g., loans and withdrawals) shall no longer apply.

6.3      Discontinuance of Participation  Prior to Normal Termination Date. If a Participant's  participation  in  the  Program  terminates  due  to the occurrence  of any of the events  described in Section  6.0(c)  through Section  6.0(i),  inclusive,  then  effective  as of the  date  of such termination of participation:

         (a)      The  Company  shall  have no  further  obligation  to make any premium  payments with respect to the Insurance  Policy on the Participant's life pursuant to Section 5.1.

         (b)      The Participant,  Policyholder, and any Assignee shall have no further rights under the Program and shall only be entitled to  the Insurance  Policy cash value as of the date of termination of  participation  in the Program.  The Company  shall have no obligation  to pay  additional  premiums or increase  the cash value so as to provide cash values  sufficient to continue any level of coverage  under the Insurance  Policy  throughout the Participant's   remaining  life   expectancy.   The  Insurance  Policy's  cash value  (whether  above or below any  estimates,  projections or  illustrations)  shall be limited solely to the cash  value  of  the  Insurance  Policy  on  the  date  of the Participant's termination of participation in the Program.

         (c)      The  restrictions  in  Section  4.1  on  the  Policyholder  or Assignee  pertaining  to the exercise of certain  incidents of ownership of the Insurance  Policy on the  Participant's  life (e.g., loans and withdrawals) shall no longer apply.

Section  7.
Claims and Appeals

7.0      Claims.  A person who believes that he or she is being denied a benefit  to which he or she is entitled under this Program (hereinafter referred to as a  "Claimant")  may file a written  request for such benefit with  the Company's Executive Human Resources  Department,  setting forth his or her claim. The request must be addressed to the Company's  Executive Human  Resources  Department at its then  principal  place of business.   Notwithstanding  the foregoing,  any Beneficiary's claim for payment of  life  insurance  proceeds from an Insurance  Policy on a  Participant's life shall not be  considered a claim for benefits  under this Program.  Any such  claim for life  insurance  proceeds  should be filed with the  Insurer in accordance  with the terms and  provisions of the applicable Insurance Policy.

7.1      Claim Decision.  Upon receipt of a claim, the Company's Executive Human  Resources  Department  shall advise the  Claimant  that a reply will be forthcoming  within ninety (90) days and shall,  in fact,  deliver such reply within such  period.  The  Company's  Executive  Human  Resources Department  may,  however,  extend  the  reply  period  for  up  to  an additional ninety (90) days for reasonable cause.

         If the claim is  denied  by the Company's  Executive  Human  Resources  Department,  in  whole  or  in  part,  the  Company's  Executive  Human  Resources  Department  shall provide a written  response using language calculated to be understood by the Claimant and setting forth:  (a) the  specific reason or reasons for such denial; (b) specific  references to pertinent provisions of this Program on which such denial is based; (c) a description of any additional  material or information  necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary;  (d) appropriate information as to the steps to be taken if the Claimant  wishes to submit the claim for  review;  and (e) the time  limits for  requesting  a review  under Section 7.2 and for review under Section 7.3.

7.2      Request  for  Review.  Within  sixty (60) days after the receipt by the Claimant of the written  opinion  described  above,  the  Claimant  may  request in writing that the  Administrator  review the determination of  the Company's Executive Human Resources  Department.  Such request must  be addressed to the  Administrator  at the address for giving notice to the Administrator designated in Section 9.3. The Claimant or his or her  duly authorized  representative may, but need not, review the pertinent  documents and submit  issues and comments in writing for  consideration  by the Administrator.  If the Claimant does not request a review of the  Company's Executive Human Resources  Department's  determination by the Administrator  within such sixty (60) day period, the Claimant shall be  barred and estopped from challenging the determination of the Company's Executive Human Resources Department.

7.3      Review of Decision.  Within  sixty (60) days after the  Administrator's receipt of a request  for  review,  the  Administrator  will review the determination  of the Company's  Executive Human Resources  Department.  After  considering  all  materials  presented  by  the  Claimant,   the Administrator  will  render  a  written  opinion,  written  in a manner designed to be understood  by the Claimant,  setting forth the specific reasons for the  decision and  containing  specific  references  to the  pertinent provisions of this Program on which the decision is based. If special  circumstances  require  that the sixty (60) day time period be  extended, the Administrator will so notify the Claimant and will render  the decision as soon as possible,  but no later than one hundred twenty (120) days after receipt of the request for review.

         The  Administrator  shall serve as the final review committee under the  Program and shall have sole and  complete  discretionary  authority  to determine  conclusively  for all parties,  and in  accordance  with the  terms of the documents or  instruments  governing the Program,  any and all  questions   arising  from   administration   of  the  Program  and interpretation  of  all  Program   provisions,   determination  of  all  questions   relating  to  participation  of  Eligible   Executives  and eligibility  for benefits,  determination  of all relevant  facts,  the  amount and type of  benefits  payable to any  Participant,  Assignee or  Beneficiary,  and  the  construction  of  all  terms  of  the  Program.  Decisions by the  Administrator  shall be conclusive and binding on all parties and not subject to further review.

         In any case, a  Participant  may have further  rights under ERISA.  The  Program  provisions  require  that  Participants  pursue  all claim and appeal rights described above before they seek any other legal recourse  regarding claims for benefits.

Section  8.
Amendment and Termination

8.0      Continuation   of  Program.   The  Company  does  not   guarantee   the  continuation of the Program or any benefits during  employment or at or during retirement, nor does the Company guarantee any specific level of  benefits.  Benefits  are  provided  under the Program at the  Company's  discretion  and do not create a contract  of  employment.  Neither  the establishment  nor the  continuance  of the Plan shall be  construed as conferring  any legal rights upon any  Eligible  Executive or any other  person for continuation of employment,  nor shall such establishment or  continuance  interfere  with the right of the Company to discharge  any  Eligible Executive without regard to the existence of the Program.  The Company  intends to continue  the Program  indefinitely;  however,  the  Board  reserves the right to amend or terminate the Program at any time  pursuant to Section 8.1.

8.1      Amendment or Termination. The Board or pursuant to delegated authority,  the  Chairman  of the  Board  (or in his  absence  the  Executive  Vice  President - Human Resources)  ("Delegate"),  may amend, modify, suspend  or  change  the  Program  from  time to  time,  and the  Board  (or its  Delegate) may terminate the Program at any time. Program amendments may include,  but are not limited to, elimination or reduction in the level or type of benefits provided to any class or classes of employees.

Section  9.
General Provisions

9.0      Named Fiduciary.  The  Administrator is hereby designated as the "named  fiduciary" under this Program. The named fiduciary shall have authority  to control and manage the operation and administration of this Program.

9.1      Effective  Date. The effective date of this Program shall be October 1, 1999.

9.2      Calendar  Year  Program.  All Program  records shall be maintained on a calendar-year basis, beginning January 1 and ending December 31, except that Program  records  for the year 1999 shall be maintained for the period beginning October 1, 1999 and ending December 31, 1999.

9.3      Notice Under  Program.  Any notice to be given under this Program shall be in  writing  and  shall be either delivered  in person or mailed by United States Mail,  first-class  postage pre-paid.  If notice is to be given to the  Administrator  by mail, such notice shall be addressed as indicated  below  and  mailed  to the  Administrator  at the  following address:

Executive Vice President - Human Resources
AT&T Corp.
295 North Maple Avenue
Basking Ridge NJ 07920

         If notice is to be given to a Participant,  Policyholder or Assignee by United States Mail, such notice shall be addressed to the address shown  as such  Participant's,  Policyholder's  or Assignee's  address then on  file with the Company's Executive Human Resources Department. Any party  may  change  the  address  to which  notices  shall be mailed by giving written notice of such change of address.

9.4      Binding  Effect.  This  Program  shall be  binding  upon the  Company's successors and assigns, and upon the Participants, the Policyholders, and their Assignees, Beneficiaries,  heirs, executors, and administrators.

9.5      Welfare Plan Under ERISA.  The Program is intended to constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, covering a select group of management or highly compensated employees.

9.6      Plan Document.  This Program document is the plan document required by ERISA.  The  information   contained  herein  provides  the  final  and  exclusive  statement  of the  terms of the  Program.  Unless  otherwise  authorized by the Board or its delegate,  no amendment or  modification to this Program shall be effective until reduced to writing and adopted pursuant to Section 8.1. This document legally governs the operation of  the Program,  and any claim of right or  entitlement  under the Program shall be determined  solely in accordance with its provisions  pursuant  to the  provisions  of  Section  7. To the  extent  that  there are any inconsistencies  between  the  terms  of the  Insurance  Policy  or any related  materials  and the terms of this  document,  the terms of this document  shall  control and govern the  operation of the  Program. No other evidence, whether written or oral, shall be taken into account in determining  the  right of an  Eligible  Executive,  a  Participant, a Policyholder,  a  Beneficiary  or an Assignee,  as  applicable,  to any benefit of any type provided under the Program.

9.7      Governing  Law. To the extent not preempted by applicable  federal law, the Program  shall be  governed by and  construed  and  interpreted  in accordance  with the laws of the State of New Jersey  (irrespective  of the choice of laws principles of the State of New Jersey).

9.8      Severability.  If any  provision  of this  Program  or the  application thereof  to any  person  or  circumstance  shall  be held by a court of competent  jurisdiction  to  be  invalid  or  unenforceable under any applicable law, such event  shall not affect or render invalid or unenforceable  he remainder  of the  Program and shall not affect the application  of any  provision  of the Program to any other  person or circumstance.

9.9      Headings.  The headings and subheadings preceding the Sections of this Program have been  inserted solely as a matter of convenience and reference, and shall not, in any manner, define or limit the scope or intent of any provision of this Program.

9.10     Procedural Rules. The Administrator shall establish rules, forms and procedures for the administration of this Program from time to time.

9.11     Construction.  The use of the singular form herein shall be deemed to include the plural form, and vice versa, as appropriate. All references to Sections contained herein refer to Sections of this Program, unless otherwise stated. The use of the words "hereof," "herein," "hereunder," and words of similar import shall refer to this entire Program, and not to any  particular  Section,  subsection,  clause,  paragraph  or other subdivision  of this  Program,  unless the  context  clearly  indicates otherwise.  The word "or" shall not be exclusive;  "may  not"  is prohibitive and not permissive.